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                                                                   EXHIBIT 99(1)

                             Harrah's Entertainment
           CEO To Address Casino Tax Advisory Committee in New Orleans

            LAS VEGAS, Nov. 13, 2000 - Phil Satre, Chairman and CEO of Harrah's Entertainment, Inc. (NYSE:HET), the leading consumer-marketing company in the gaming industry, will speak today at a meeting of the Mayor's Casino Tax Advisory Committee in New Orleans.

      A copy of the presentation is available on the company's web site at www.harrahs.com. in the "Investor Relations" section under the "About Us" tab.

      Founded more than 60 years ago, Harrah's Entertainment, Inc. is the most recognized and respected name in the casino-entertainment industry, operating 21 casinos in the United States under the Harrah's, Showboat, Rio and Players brand names. With a combined database of more than 19 million players, Harrah's Entertainment is focused on building loyalty and value with its target customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

      This release includes "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as the company "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, such statements herein that describe the company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in

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forward-looking statements. Such risks and uncertainties include, but are not limited to, economic, bank, equity and debt-market condition, changes in laws or regulations, third-party relations and approvals, decisions of courts, regulators and governmental bodies, factors affecting leverage, including interest rates, abnormal gaming holds, and effects of competition.